Exhibit 10.2

FIRST AMENDMENT TO

AGREEMENT OF SALE AND PURCHASE

THIS FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is made and entered into as of June     , 2004, by and between WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, having an address at 225 Water Street, 8th Floor, Jacksonville, Florida 32202 (“Seller”), and FIRST STATES INVESTORS 3300, LLC, a Delaware limited liability company having an address c/o First States Group, L.P., at 1725 The Fairway, Jenkintown, Pennsylvania 19046 (“Purchaser”).

BACKGROUND

WHEREAS, Seller and Purchaser entered into an Agreement of Sale and Purchase dated as May 10, 2004 with respect to the Properties identified therein; and

WHEREAS, Seller and Purchaser wish to amend the Purchase Agreement in the manner hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.	Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement.

2.	Modification of Purchase Agreement.

(a)	The Property Information Schedule is hereby modified by deleting $18,192,133 as the Initial Estimated Purchase Price for West End Center (PID # 506281; located at 809 West 4 1/2 Street, Winston-Salem, North Carolina) and replacing it with the following: $18,282,109.

(b)	Section 18(f) of the Purchase Agreement is hereby modified by deleting the fourth sentence only therefrom and replacing it with the following:

“If Seller, for any reason whatsoever, is unable to obtain either (i) a Letter of Non-Applicability for any Property located in the State of New Jersey or (ii) provide Purchaser with reasonable evidence that the NJDEP will not process the application for a Letter of Non-Applicability because the conveyance of the Property to Purchaser is not within the scope of ISRA, Seller shall, on or before Seller’s Election Date, terminate this Agreement as to such Property, whereupon such Property shall constitute a “Removed Property”.”

3.	General.

(a)	The Purchase Agreement, as modified hereby, remains in full and effect and is hereby ratified in all respects.

(b)	This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute but one and the same agreement. This Agreement may be executed by facsimile.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the date first written above.

SELLER

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Neil C. King, Senior Vice President

PURCHASER

FIRST STATES INVESTORS 3300, LLC

By:
Glenn Blumenthal, Vice President